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                                                                     Exhibit 3.5

                             TRACTOR SUPPLY COMPANY

                 AMENDMENT NO. 1 TO AMENDED AND RESTATED BY-LAWS

         The Board of Directors of Tractor Supply Company, a Delaware corporation (the "Company"), at a meeting of the Board of Directors duly called and held on July 12, 2004, adopted the following amendments to the Amended and Restated By-laws of the Company in accordance with Section 11.1 of the Amended and Restated By-Laws:

         1. Article V of the Amended and Restated By-Laws is hereby deleted in its entirety and the following Article V is hereby inserted in lieu thereof:

                                    ARTICLE V

                                    OFFICERS

                  Section 5.1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board (if elected by the Board of Directors), a Vice Chairman of the Board (if elected by the Board of Directors), a Chief Executive Officer (if elected by the Board of Directors), a President, one or more Vice Presidents (if elected by the Board of Directors), a Secretary, a Treasurer, a Controller (if elected by the Board of Directors) and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws.

                  Section 5.2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws) shall be elected or appointed by a majority of the Board of Directors present at any meeting at which such election is held. Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

                  Section 5.3. SUBORDINATE OFFICERS AND AGENTS. The Board of Directors may from time to time appoint other officers or agents (including, without limitation, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers), to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.

                  Section 5.4.  THE CHAIRMAN OF THE BOARD; THE VICE CHAIRMAN.

                  (a) The Chairman of the Board (if elected by the Board of Directors) shall preside at all meetings of the Board of Directors and stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign (which signature may be a facsimile signature), with any other officer thereunto duly



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         authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. From time to time the Chairman shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the directors. He shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.

                  (b) The Vice Chairman of the Board (if elected by the Board of Directors) shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or the Chairman of the Board, if there is one.

                  Section 5.5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if elected by the Board of Directors, shall be the Chief Executive Officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. The Chief Executive Officer may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The Chief Executive Officer shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.

                  Section 5.6. THE PRESIDENT. If there is no Chief Executive Officer, or at the request of the Chief Executive Officer (if any) or the Board, or in the absence or disability of the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Upon the determination of the Board, one person may serve as both the Chief Executive Officer and the President. Subject to the authority and direction of the Chief Executive Officer (if any) and the Board of Directors, the President shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer, and shall have charge of the day to day supervision of the business, affairs and property of the Corporation. The President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The President shall also have such


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         other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or these By-laws.

                  Section 5.7. VICE PRESIDENTS. At the request of the Chief Executive Officer (if any) or the President, or in the absence or disability of all of them, the Vice President designated by the Board of Directors or such officer or officers shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President. Any Vice President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution. thereof shall be expressly delegated by the Board of Directors to another officer or agent. Each Vice President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.

                  Section 5.8.      THE SECRETARY. The Secretary shall:

                  (a) record all the proceedings of meetings of the stockholders, the Board of Directors and any committees thereof in a book or books to be kept for that purpose;

                  (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;

                  (c) whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                  (d) be custodian of the records and the seal of the Corporation, if any, and cause such seal, if any, to be affixed to (or a facsimile to be reproduced on) all certificates representing stock of the Corporation prior to the issuance thereof and all instruments the execution of which in the name and on behalf of the Corporation shall have been duly authorized;

                  (e) see that the lists, books, reports, statements, certificates and other documents and. records required by law are properly kept and filed;

                  (f) have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by law to have access thereto;

                  (g) sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute {which signature may be a facsimile signature), in the name and on behalf of the Corporation,


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         deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and

                  (h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.

                  Section 5.9. ASSISTANT SECRETARIES. At the request of the Chief Executive Officer (if any), the President or the Secretary, or in the absence or disability of the Secretary, the Assistant Secretary designated by the Board of Directors or such officer or officers shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary... Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Secretary or these By-laws.

                  Section 5.10.     THE TREASURER. The Treasurer shall:

                  (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                  (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 7.3 of these By-laws, or to be otherwise dealt with in such manner as the Board of Directors may direct from time to time;

                  (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                  (d) render to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any) and/or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;

                  (e) cause to be kept at the Corporation's principal office correct books of account of all of the Corporation's business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to any director;

                  (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports. or statements giving such information as he may desire or deem appropriate with respect to any or all financial transactions of the Corporation;


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                  (g) sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and

                  (h) in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.

                  Section 5.11. ASSISTANT TREASURER. At the request of the Chief Executive Officer (if any), the President or the Treasurer, or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Board of Directors or such officer or officers shall have all the powers of and be subject to all the restrictions on the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, the Treasurer or these By-laws.

                  Section 5.12. CONTROLLER. The Controller (if elected by the Board of Directors) shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Treasurer or these By-laws, and shall have authority commensurate with such duties, including, without limitation, the authority to sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.

                  Section 5.13. RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary for it to be effective.

                  Section 5.14. REMOVAL. Any officer may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office. Without limiting the foregoing, any officer or agent appointed pursuant to the provisions of Section 5.3 of these By-laws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or any agent upon whom such power of removal shall have been conferred by the Board of Directors.


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                  Section 5.15. VACANCIES. Any vacancy in any office (whether by reason of death, resignation, removal, disqualification or otherwise) may be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular elections or appointments to such office.

                  Section 5.16. COMPENSATION. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed pursuant to the provisions of Section 5.3 of these By-laws. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                  Section 5.17. BONDING The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         2. Except as otherwise set forth in this Amendment No. 1 to the Amended and Restated By-Laws, all other terms and provisions of the Amended and Restated By-Laws shall remain in full force and effect.





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